                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 24, 2003


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                          000-22474                        87-0418807
  -------------------------------      ------------------------       -------------------------------
  (State or other jurisdiction of      (Commission File Number)       (I.R.S. Employer Identification
           incorporation                                                             No.)


                  100 Penn Square East, Philadelphia, PA 19107
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)


        Registrant's telephone number, including area code: 215-940-4000


                111 Presidential Boulevard, Bala Cynwyd, PA 19004
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER INFORMATION

         Some of the information in this Current Report may contain forward-looking statements. You can identify these statements by words or phrases such as "will likely result," "may," "are expected to," "will continue to," "is anticipated," "estimate," "believes," "projected," "intends to" or other similar words. These forward-looking statements regarding our business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. Forward-looking statements involve risks and uncertainties described under "Supplemental Risk Factors" in this document as well as under "Business - Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2002 ("Form 10-K"), which could cause our actual results to differ materially from historical earnings and those presently anticipated. When considering forward-looking statements, you should keep these risk factors in mind as well as the other cautionary statements in this Current Report. You should not place undue reliance on any forward-looking statement.

The following information supplements our prior disclosure and includes risk factors in addition to those described in our Form 10-K. Prior to making an investment decision with respect to our common stock or a decision to purchase or renew your investment in our subordinated debt, you should review this information carefully as it contains important information regarding liquidity issues we are experiencing as a result of our inability to securitize our loans during the fourth quarter of fiscal 2003, our loss for fiscal 2003, the expiration of our $300.0 million mortgage conduit and our non-compliance with several financial covenants contained in our credit facilities. This supplement should be read in conjunction with our prior disclosures including our Form 10-K and Quarterly Reports on Form 10-Q.

                               Recent Developments
                               -------------------

         Fiscal 2003 Loss of $29.9 Million. In fiscal 2003, we recorded a net loss of $29.9 million. The loss was primarily due to our inability to complete our typical quarterly securitization of loans during the fourth quarter of our fiscal year and to $45.2 million of pre-tax charges for net valuation adjustments on our securitization assets charged to the income statement, compared to $22.1 million of net valuation adjustments in fiscal 2002. Our business strategy requires the sale of substantially all of the loans we originate at least on a quarterly basis through a combination of securitization and whole loan sales. From 1995 until the fourth quarter of fiscal 2003, we had elected to utilize securitization transactions extensively due to the favorable conditions we had experienced in the securitization markets and the higher gains recorded on securitizations through the application of gain-on-sale accounting versus the gain realized on whole loan sales.

         During fiscal 2003, we charged to the income statement total pre-tax valuation adjustments on our interest-only strips and servicing rights, which we refer to as securitization assets, of $63.1 million, which primarily reflect the impact of higher than anticipated prepayments on securitized loans experienced in fiscal 2003 due to the low interest rate environment experienced during fiscal 2003. The pre-tax valuation adjustments charged to the income statement were partially offset by $17.9 million due to the impact of a decrease in the discount rates used to value our securitization assets, resulting in the $45.2 million of pre-tax charges for net valuation adjustments charged to the income statement. We reduced the discount rates on our interest-only strips and our servicing rights primarily to reflect the impact of the sustained decline in market interest rates. The discount rate on the projected residual cash flows from our interest-only strips was reduced from 13% to 11% at June 30, 2003. The discount rate used to determine the fair value of the overcollateralization portion of the cash flows from our interest-only strips was minimally impacted by the decline in interest rates and remained at 7% on average. As a result, the blended rate used to value our interest-only strips, including the overcollateralization cash flows, was 9% at June 30, 2003. The discount rate on our servicing rights was reduced from 11% to 9% at June 30, 2003.

         Our inability to complete our typical publicly underwritten securitization during the fourth quarter of fiscal 2003 was the result of our investment bankers' decision in late June not to underwrite the contemplated June 2003 securitization transaction. Management believes that a number of factors contributed to this decision, including a highly-publicized lawsuit finding liability of an underwriter in connection with the securitization of loans for another unaffiliated subprime lender, an inquiry by the U.S. Attorney's Office in Philadelphia regarding our forbearance practices, an anonymous letter regarding the Company received by our investment bankers, the SEC's recent enforcement action against another unaffiliated subprime lender related to its loan restructuring practices and related disclosure, a federal regulatory agency investigation of practices by another subprime servicer and our investment bankers' prior experience with securitization transactions with non-affiliated originators.

         Short-Term Liquidity and Remedial Steps Taken. Because we have historically experienced negative cash flows from operations, our business requires continual access to short and long-term sources of debt to generate the cash required to fund our operations. Our short term liquidity was negatively impacted by several recent events. Our inability to complete our typical publicly underwritten securitization during the fourth quarter of fiscal 2003 contributed to our loss for fiscal 2003 and adversely impacted our short-term liquidity position. In addition, further advances under a non-committed portion of one of our credit facilities were subject to the discretion of the lender and subsequent to June 30, 2003, there were no new advances under the non-committed portion. Additionally, on August 20, 2003, this credit facility was amended and, among other changes, the non-committed portion was eliminated. We also had a $300.0 million mortgage conduit facility with a financial institution that enabled us to sell our loans into an off-balance sheet facility, which expired pursuant to its terms on July 5, 2003. At June 30, 2003, of the $516.1 million in revolving credit and conduit facilities available to us, $453.4 million was drawn upon. At September 19, 2003, of the $117.0 million in revolving credit facilities available to us, $102.3 million was drawn upon. Our revolving credit facilities and mortgage conduit facility had $62.7 million of unused capacity available at June 30, 2003 (and $14.7 million of unused capacity at September 19, 2003), which significantly reduced our ability to fund future loan originations until we sell existing loans, extend or expand existing credit facilities, or add new credit facilities. In addition, we have temporarily discontinued sales of new subordinated debt, which further impaired our liquidity.

         As a result of these liquidity issues, since June 30, 2003, we substantially reduced our loan origination volume. From July 1, 2003 through August 31, 2003, we originated $85.7 million of loans which represents a significant reduction as compared to originations of $245.8 million of loans for the same period in fiscal 2003. Our inability to originate loans at previous levels may adversely impact the relationships our subsidiaries have or are developing with their brokers and our ability to retain employees. As a result of the decrease in loan originations and liquidity issues described above, we anticipate incurring a loss for the first quarter of fiscal 2004. The amount of the loss will depend, in part, upon our ability to complete a securitization prior to September 30, 2003 and, if completed, the size and terms of the securitization. Further, we can provide no assurances that we will be able to sell our loans, extend existing facilities or expand or add new credit facilities. If we are unable to obtain additional financing, we may not be able to restructure our business to permit profitable operations or repay our subordinated debt when due. Even if we are able to obtain adequate financing, our inability to securitize our loans could hinder our ability to operate profitably in the future and repay our subordinated debt when due. See "Supplemental Risk Factors" in this document.

         We undertook specific remedial actions to address short-term liquidity concerns including entering into an agreement on June 30, 2003 with an investment bank to sell up to $700.0 million of mortgage loans, subject to the satisfactory completion of the purchaser's due diligence review and other conditions, and soliciting bids and commitments from other participants in the whole loan sale market. In total, from June 30, 2003 through September 17, 2003, we sold approximately $482.9 million (which includes $221.9 million of loans sold by the expired mortgage conduit facility) of loans through whole loan sales. We are continuing the process of selling our loans. We also suspended paying quarterly cash dividends on our common stock.


         On September 22, 2003, we entered into definitive agreements with a financial institution for a new $200.0 million credit facility for the purpose of funding our loan originations. Pursuant to the terms of this facility, we are required to, among other things: (i) obtain a written commitment for another credit facility of at least $200.0 million and close that additional facility by October 3, 2003; (ii) have a net worth of at least $28.0 million by September 30, 2003; with quarterly increases of $2.0 million thereafter; (iii) apply 60% of our net cash flow from operations each quarter to reduce the outstanding amount of subordinated debt commencing with the quarter ending March 31, 2004; and (iv) provide a parent company guaranty of 10% of the outstanding principal amount of loans under the facility. Prior to the closing of the second facility, our borrowing capacity on this $200.0 million credit facility is limited to $80.0 million. This facility has a term of 12 months expiring in September 2004 and is secured by the mortgage loans which are funded by advances under the facility with interest equal to LIBOR plus a margin. This facility is subject to representations and warranties and covenants, which are customary for a facility of this type, as well as amortization events and events of default related to our financial condition. These provisions require, among other things, our maintenance of a delinquency ratio for the managed portfolio (which represents the portfolio of securitized loans and leases we service for others) at the end of each fiscal quarter of less than 12.0%, our subordinated debt not to exceed $705.0 million at any time, our ownership of an amount of repurchased loans not to exceed 1.5% of the managed portfolio and our registration statement registering $295.0 million of subordinated debt be declared effective by the SEC no later than October 31, 2003.

         On September 22, 2003, we executed a commitment letter for a mortgage warehouse credit facility with a warehouse lender which consists of a senior secured revolving credit facility of up to $225.0 million and a secured last out revolver facility up to $25.0 million to fund loan originations. The commitment letter is subject to certain conditions, including, among other things: (i) entering into definitive agreements, except as provided in the commitment letter; (ii) the absence of a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of us or our affiliates; and (iii) our receipt of another credit facility in an amount not less that $200.0 million, subject to terms and conditions acceptable to this lender. The commitment letter provides that these facilities will have a term of three years with an interest rate on amounts outstanding under the $225.0 million portion of the credit facility equal to the greater of one-month LIBOR plus a margin or the difference between the yield maintenance fee (as defined in the commitment letter) and the one month LIBOR plus a margin. Advances under this facility would be collateralized by substantially all of our present and future assets including pledged loans and a security interest in substantially all of our interest-only strips and residual interests which will be contributed to a special purpose entity organized by us to facilitate this transaction. We also agreed to pay aggregate fees of approximately $14.6 million annually plus a nonusage fee based on the difference between the average daily outstanding balance for the current month and the maximum credit amount under the facility and the lender's out-of-pocket expenses.

         We anticipate that these facilities will be subject to representations and warranties, events of default and covenants which are customary for facilities of this type, as well as our agreement to: (i) maintain sales or renewals of our subordinated debt securities of $10.0 million per month; (ii) restrict total principal and interest outstanding on our subordinated debt to $750.0 million or less; (iii) make quarterly reductions commencing in April 2004 of an amount of subordinated debt outstanding to be determined; (iv) maintain maximum interest rates payable on subordinated debt securities not to exceed 10% above comparable rates for FDIC insured products; and (v) the lender's receipt of our audited financial statements for the period ended June 30, 2003. The definitive agreements will grant the lender an option at any time after the first anniversary of entering into the definitive agreements to increase the credit amount on the $250.0 million facility to $400.0 million with additional fees payable by us plus additional interest as may be required by the institutions or investors providing the lender with these additional funds. The commitment letter requires that we enter into definitive agreements not later than October 17, 2003. While we anticipate that we will close this transaction prior to such date, we cannot assure you that these negotiations will result in definitive agreements or that such agreements, as negotiated, will be on terms and conditions acceptable to us. In the event we are unable to close these facilities or another facility within the time frame provided under the new $200.0 million credit facility described above, the lender on that facility would be under no obligation to make further advances under the terms of that facility and outstanding advances would have to be repaid over a period of time.

         During the first quarter of fiscal 2004, we explored a number of strategic alternatives to address these liquidity issues in the event we are unable to borrow under the new $200.0 million credit facility, close the $250.0 million credit facilities or obtain alternative financing. In the event we were unable to obtain the additional credit facilities necessary to operate our business, we developed a contingent business plan (described more fully under "Business Strategy Adjustments") which contemplates, among other things, the sale of $100 million principal amount of additional subordinated debt through March 2004 and the renewal of approximately 50% of outstanding subordinated debt upon maturity. We believe that this contingent business plan addresses our liquidity issues and may permit us to restructure our operations, if necessary, without the receipt of an expanded or additional credit facility. There can be no assurance that our contingent business plan will be successful or that it will enable us to repay our subordinated debt when due.

         To the extent that we are not successful in maintaining, replacing or obtaining alternative financing sources on acceptable terms, we may have to limit our loan originations, sell loans earlier than intended and further restructure our operations. Limiting our originations or earlier than intended sales of our loans could reduce our profitability or result in losses and restrict our ability to repay our subordinated debt upon maturity. While we currently believe that we would be able to restructure our operations, if necessary, we cannot assure you that such restructuring will enable us to attain profitable operations or repay the subordinated debt when due. See "Risk Factors
- Since we depend upon the availability of financing to fund our continuing operations, any failure to obtain adequate funding could hurt our profitability and restrict our ability to repay our subordinated debt." in the Form 10-K and "Supplemental Risk Factors - If we are unable to obtain additional financing, we may be not able to restructure our business to permit profitable operations or repay our subordinated debt when due, which would negatively impact the value of our common stock." in this document.

         Credit Facilities and Waivers Related to Financial Covenants. We borrow against various warehouse credit facilities as the primary funding source for our loan originations. The sale of our loans through a securitization or whole loan sale generates the cash proceeds necessary to repay the borrowings under the warehouse facilities. In addition, we have the availability of revolving credit facilities, which we may use to fund our operations. Each credit agreement requires that we comply with specific financial covenants and has multiple individualized financial covenant thresholds and ratio limits that we must meet as a condition to drawing on that particular facility. Pursuant to the terms of these credit facilities, the failure to comply with the financial covenants constitutes an event of default and the lender may, at its option, take certain actions including: terminate commitments to make future advances to us, declare all or a portion of the loan due and payable, foreclose on the collateral securing the loan, require servicing payments be made to the lender, or other third party, or assume the servicing of the loans securing the credit facility. An event of default under these credit facilities could result in defaults pursuant to cross-default provisions of our other agreements, including our other loan agreements and lease agreements. The failure to comply with the terms of these credit facilities or to obtain the necessary waivers from the lenders related to any default would have a material adverse effect on our liquidity and capital resources, could result in us not having sufficient cash to repay our indebtedness, require us to restructure our operations and may force us to sell assets on less than optimal terms and conditions.

         As a result of the loss experienced during fiscal 2003, we were not in compliance with the terms of certain of the financial covenants under two of our principal credit facilities (one for $50.0 million and the other for $200.0 million, of which $100.0 million was non-committed) and we requested and obtained waivers of these requirements from our lenders. The lender under the $50.0 million warehouse credit facility has granted us a waiver for our non-compliance with a financial covenant in that credit facility through September 30, 2003. This facility was amended to reduce the available credit to $8.0 million and the financial covenants were replaced with new covenants with which we are currently in compliance.

         We also entered into an amendment to the $200.0 million credit facility which provides for the waiver of our non-compliance with the financial covenants in that facility, the reduction of the committed portion of this facility from $100.0 million to $50.0 million, the elimination of the $100.0 million non-committed portion of this credit facility and the acceleration of the termination date of this facility from November 2003 to September 30, 2003. Our ability to repay this facility upon termination is dependent on our ability to refinance the loans in one of our new facilities or our sale of loans currently warehoused in the terminating facility by September 30, 2003.

         In addition, if the anticipated loss for the first quarter of fiscal 2004 described above results in our non-compliance with any financial covenants, we intend to seek the appropriate waivers. There can be no assurances that we will obtain any of these waivers.

         Business Strategy Adjustments. Our business strategy requires the sale of substantially all of the loans we originate at least on a quarterly basis through a combination of securitizations and the sale of loans with servicing released, which we refer to as whole loan sales. Our determination as to whether to dispose of loans through securitizations or whole loan sales depends on a variety of factors including market conditions, profitability and cash flow considerations. From 1995 until the fourth quarter of fiscal 2003, we had elected to utilize securitization transactions extensively due to the favorable conditions we had experienced in the securitization markets. During fiscal 2003, 2002, and 2001, we securitized $1.42 billion, $1.35 billion, and $1.1 billion of loans, respectively. During the same periods, we sold $28.3 million, $57.7 million, and $76.3 million of loans, respectively, through whole loan sales. Under generally accepted accounting principles, we are permitted to record the gain on the sale of these securitized loans utilizing an accounting method referred to as "gain-on-sale" accounting. This accounting method permits us to record a non-cash gain based upon the estimated value of securitization assets generated in connection with the securitization of our loans even though only a small portion of the gain is received in cash during the period the gain is recorded. We are then required to reevaluate these assets quarterly and make adjustments based upon changes in the fair value of these assets.

         After we recognized our inability to securitize our assets in the fourth quarter of fiscal 2003, we adjusted our business strategy to emphasize more whole loan sales. We intend to continue to evaluate both public and privately placed securitization transactions, subject to market conditions. We generally realized higher gain on sale in our securitization transactions than on whole loan sales for cash. Although the gain on whole loan sales is generally significantly lower than gains realized in securitization transactions, we receive the gain in cash immediately and generally receive more cash immediately in a whole loan sale transaction than from securitizations of an equal principal amount of loans. As a result of the emphasis on whole loan sales in late June and July 2003, at July 31, 2003, our cash position was consistent with our projected cash position, which assumed the completion of a fourth quarter securitization.

         The use of whole loan sales will enable us to immediately generate cash flow, protect against volatility in the securitization markets and reduce risks inherent in retaining securitization assets. However, unlike securitizations, where we retain the right to service the loans for a fee, which we refer to as servicing rights, and receive securitization assets in the form of interest-only strips which generate future cash flows, whole loan sales are typically structured as a sale with servicing rights released and do not result in our receipt of securitization assets. As a result, using whole loan sales more extensively in the future will reduce our income from servicing activities and limit the amount of securitization assets created.

         We believe that our adjustments to our business strategy focus on a more diversified strategy of selling our loans, while protecting revenues, controlling costs and improving liquidity. However, if we are unable to generate sufficient liquidity through the sales of our loans, the sale of our subordinated debt, the receipt of new credit facilities or a combination of the foregoing, we will be required to restrict loan originations and make additional changes to our business strategy, including restricting or restructuring our operations which could reduce our profitability or result in losses and impair our ability to repay the subordinated debt.

         We have historically experienced negative cash flow from operations. To the extent we are unable to successfully implement our adjusted business strategy, which requires access to capital to originate loans and our ability to profitably sell these loans, we would continue to experience negative cash flows from operations which would impair our ability to repay our subordinated debt. See "Supplemental Risk Factors - If we are unable to successfully implement our adjusted business strategy which focuses on whole loan sales, we may be unable to attain profitable operations which could impair our ability to repay our subordinated debt and negatively impact the value of our common stock." in this document.

         In the event we are unable to maintain the new $200.0 million credit facility described above, close the $250.0 million credit facilities described above within the required timeframes or obtain other credit facilities, we have developed a contingent business plan which management believes will enable us to repay the subordinated debt when due and continue operations, although with a materially reduced amount of loan originations as compared to historical levels. The major assumptions of our contingent business plan include, but are not limited to, the following: (i) the sale of $100.0 million of subordinated debt over a five month period ending in March 2004; (ii) the renewal of approximately 50% of our outstanding subordinated debt upon maturity; (iii) the securitization of approximately $40.0 million of business purpose loans which are less attractive to purchasers in the secondary loan market; (iv) the sale of substantially all of the home equity loans we originate in whole loan sales in the secondary market with servicing released; and (v) substantial cost reductions in our operations. If we utilize the contingent business plan, we currently anticipate incurring losses through the second quarter of fiscal 2004. Although management believes that the contingent business plan is feasible, there can be no assurance that we will be able to successfully implement it.

         Civil Subpoena from the U.S. Attorney's Office. We received a civil subpoena, dated May 14, 2003, from the Civil Division of the U.S. Attorney for the Eastern District of Pennsylvania. The subpoena requests that we provide certain documents and information with respect to us and our lending subsidiaries for the period from May 1, 2000 to May 1, 2003: (i) all loan files in which we entered into a forbearance agreement with a borrower who is in default; (ii) the servicing, processing, foreclosing, and handling of delinquent loans and non-performing loans, the carrying, processing and sale of real estate owned, and forbearance agreements; and (iii) agreements to sell or otherwise transfer mortgage loans (including, but not limited to, any pooling or securitization agreements) or to obtain funds to finance the underwriting, origination or provision of mortgage loans, any transaction in which mortgage loans were sold or transferred, any instance in which we were not to service or not to act as custodian for a mortgage loan, representations and warranties made in connection with mortgage loans, secondary market loan sale schedules, and credit loss, delinquency, default, and foreclosure rates of mortgage loans. We have directed our attorneys to cooperate fully with this inquiry. Currently, this inquiry appears to be focused on our practices relating to obtaining forbearance agreements from delinquent borrowers who would otherwise be subject to foreclosure. Because the inquiry is at a preliminary stage, we cannot reach any conclusions about the ultimate scope of the inquiry or the potential liability or financial consequences to us at this time.

         To the extent management is unsuccessful in resolving this matter, the ongoing review by the U.S. Attorney's Office could limit our ability to engage in publicly underwritten securitization transactions or otherwise sell or service our loans. In addition, the U.S. Attorney's inquiry could reduce sales of subordinated debt upon which we rely to fund our operations and limit our ability to obtain additional credit facilities, which are necessary for the implementation of our business strategy. Furthermore, the U.S. Attorney could impose sanctions or otherwise restrict our ability to restructure loans, which could negatively impact our profitability and our ability to repay the subordinated debt.

         Delinquencies; Forbearance and Deferment Arrangements. During fiscal 2003, we experienced an increase in the total delinquencies in our total managed portfolio to $229.1 million at June 30, 2003 from $170.8 million and $107.0 million at June 30, 2002 and 2001, respectively. Total delinquencies (loans and leases, excluding real estate owned, with payments past due for more than 30 days) as a percentage of the total managed portfolio were 6.27% at June 30, 2003 compared to 5.57% and 4.13% at June 30, 2002 and 2001, respectively.

         As the managed portfolio continues to season and if our economy continues to lag or worsen, the delinquency rate may continue to increase, which could negatively impact our ability to sell or securitize loans and reduce our profitability and the funds available to repay our subordinated debt. Continuing low market interest rates could continue to encourage borrowers to refinance their loans and increase the levels of loan prepayments we experience which would negatively impact our delinquency rate.

         Delinquencies in our total managed portfolio do not include $197.7 million of previously delinquent loans at June 30, 2003, which are subject to deferment and forbearance arrangements. Generally, a loan is considered current after we enter into a deferment or forbearance arrangement with the borrower if the borrower makes principal and interest payments (exclusive of the delinquent payments advanced or fees paid by us on borrower's behalf as part of the deferment or forbearance arrangement) and we do not reflect it as a delinquent loan in our delinquency statistics. However, if the borrower fails to make principal and interest payments as required under the deferment for forbearance arrangement, the account will generally be declared in default and collection actions resumed.

         During the final six months of fiscal 2003, we experienced a pronounced increase in the number of borrowers under deferment arrangements than in prior periods. At June 30, 2003, there was approximately $197.7 million of cumulative unpaid principal balance under deferment and forbearance arrangements as compared to approximately $138.7 million of cumulative unpaid principal balance at June 30, 2002. Total cumulative unpaid principal balances under deferment or forbearance arrangements as a percentage of the total managed portfolio were 5.41% at June 30, 2003 compared to 4.52% at June 30, 2002. Additionally, there are loans under deferment and forbearance arrangements which have returned to delinquent status. At June 30, 2003 there was $28.7 million of cumulative unpaid principal balance under deferment arrangements and $51.5 million of cumulative unpaid principal balance under forbearance arrangements that are now reported as delinquent 31 days or more.

                            Supplemental Risk Factors
                            -------------------------

         You should read the supplemental risk factors discussed below as well as the risk factors in our Form 10-K.

If we are unable to obtain additional financing, we may not be able to restructure our business to permit profitable operations or repay our subordinated debt when due, which would negatively impact the value of our common stock.

         Our inability to complete our typical publicly underwritten securitization during the fourth quarter of fiscal 2003 and our loss for fiscal 2003 adversely impacted our short-term liquidity position and resulted in our inability to comply with financial covenants contained in our credit facilities. The expiration of our $300.0 million mortgage conduit facility and the temporary discontinuation of the sale of new subordinated debentures also adversely impacted our short-term liquidity position.

         Although we have obtained one new $200.0 million credit facility, this new $200.0 million credit facility could terminate as early as October 3, 2003 if we cannot close by that date another credit facility for at least an additional $200.0 million. We have also received a written commitment letter for a $250.0 million credit facility and, although we are currently negotiating the definitive terms of this $250.0 million new credit facility, we cannot assure you that these negotiations will be successful. Our ability to obtain alternative sources of financing may be limited to the extent we have agreed to pledge our interest-only strips, which represent a significant amount of our assets, to secure the $250.0 million credit facility. To the extent that we are not successful in maintaining, replacing or obtaining alternative financing sources on acceptable terms, we may have to limit our loan originations, sell loans earlier than intended and restructure our operations under our contingent business plan. Limiting our originations or earlier sales of our loans could prevent us from operating profitably and restrict our ability to repay our subordinated debt. Likewise, there can be no assurance that we can successfully implement our contingent plan, if necessary, or that the assumptions underlying the contingent business plan can be achieved. Our failure to successfully implement our contingent business plan, if necessary, would impair our ability to operate profitably and repay the subordinated debt.

Even if we are able to obtain adequate financing, our inability to securitize our loans could hinder our ability to operate profitably in the future and repay our subordinated debt when due, which would negatively impact the value of our common stock.

         Since 1995, we have relied on the quarterly securitization of our loans to generate cash for the repayment of our credit facilities and the origination of additional loans. Our inability to complete our typical publicly underwritten quarterly securitization during the fourth quarter of 2003 and the $45.2 million pre-tax valuation adjustments to our securitization assets resulted in a loss of $29.9 million for fiscal 2003 and caused our shift in focus to less profitable whole loan sales. The loss resulted in our inability to comply with certain financial covenants contained in our credit facilities. The loss and the expiration of our mortgage conduit facility adversely impacted our short-term liquidity position. The temporary discontinuation of subordinated debt sales further impaired our liquidity.

         Our continued inability to complete securitization transactions could result in losses during the next several quarters causing us to fail to comply with the financial covenants in our credit facilities, increase our reliance on less profitable whole loan sales which will require us to originate more loans to reach the same level of profitability as we experienced in securitization transactions, and increase our need for additional financing to fund our loan originations. Our continued inability to securitize our loans could result in us reaching our capacity under our existing credit facilities or require us to sell our loans when market conditions are less favorable and could cause us to incur a loss on the sale transaction. See "Risk Factors -- An interruption or reduction in the securitization markets would hurt our profitability and hinder our ability to operate profitably and repay our subordinated debt when due," in our Form 10-K.

Our servicing rights may be terminated if we fail to satisfactorily perform our servicing obligations, or fail to meet minimum net worth requirements or financial covenants which could hinder our ability to operate profitably and impair our ability to repay our subordinated debt which would negatively impact the value of our common stock.

         As part of the securitization of our loans, we generally retain the servicing rights, which is the right to service the loans for a fee. At June 30, 2003, 92.7% of the managed portfolio we serviced was owned by third parties. The value of servicing rights related to our managed portfolio is an asset on our balance sheet called servicing rights. We enter into agreements in connection with the securitizations that allow third parties to terminate us as the servicer if we breach our servicing obligations, fail to perform satisfactorily or fail to meet a minimum net worth requirement or other financial covenants. For example, our servicing rights may be terminated if losses on the pool of loans in a particular securitization exceed prescribed levels for specified periods of time. If we lose the right to service some or all of the loans in our managed portfolio, the servicing fees will no longer be paid to us and we would be required to write down or write off this asset, which would decrease our earnings and our net worth, impair our ability to repay the subordinated debt and negatively impact the value of our common stock. In addition, if we do not meet eligibility criteria to act as servicer in future securitizations, we would not receive income from these future servicing rights.

If we are unable to successfully implement our adjusted business strategy which focuses on whole loan sales, we may be unable to attain profitable operations which could impair our ability to repay our subordinated debt and negatively impact the value of our common stock.

         Our adjusted business strategy seeks to increase our loan volume by broadening our loan product line, offering competitive interest rates and through further development of existing markets while maintaining our origination fees, underwriting criteria and the interest rate spread between loan interest rates and the interest rates we pay for capital. Implementation of this strategy will depend in large part on our ability to:

         o Expand in markets with a sufficient concentration of borrowers who meet our underwriting criteria;
         o Obtain and maintain adequate financing on favorable terms to fund our operations;
         o Profitably sell and securitize our loans in the secondary market on a regular basis;
         o  Hire, train and retain skilled employees; and
         o  Successfully implement our marketing campaigns.

Our inability to achieve any or all of these factors could impair our ability to successfully implement our business strategy and successfully leverage our fixed costs which could hinder our ability to operate profitably, result in continued losses and impair our ability to repay our subordinated debt, which would negatively impact the value of our common stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements

             None

         (b) Pro-forma Financial Information

             None

         (c) Exhibits

             The following exhibits are filed herewith:

Exhibit
Number   Description
-------  -----------

10.1 Letter, dated August 21, 2003 from JPMorgan Chase Bank to American Business Credit, Inc., HomeAmerican Credit, Inc., American Business Mortgage Services, Tiger Relocation Company, ABFS Residual 2002, Inc. and American Business Financial Services, Inc. regarding waiver of financial covenant in 3/02 Senior Secured Credit Agreement dated as of March 15, 2002.

10.2 Waiver and Amendment Number Two to the Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC and ABFS Repo 2001, Inc. dated August 20, 2003 and Letter dated as of August 20, 2003 from Credit Suisse Boston Mortgage Capital LLC to ABFS Repo 2001, Inc.

10.3 Sale and Servicing Agreement, dated September 22, 2003, among ABFS Balapointe, Inc., HomeAmerican Credit, Inc., ABFS Mortgage Loan Warehouse Trust 2003-1, American Business Credit, Inc., American Business Financial Services, Inc. and JPMorgan Chase Bank.

10.4 Indenture, dated September 22, 2003, between ABFS Mortgage Loan Warehouse Trust 2003-1 and JPMorgan Chase Bank, as Indenture Trustee, with Appendix I, Defined Terms.

10.5 Trust Agreement, dated as of September 22, 2003, by and between ABFS Balapointe, Inc. as Depositor and Wilmington Trust Company, as Owner Trustee.

10.6 ABFS Mortgage Loan Warehouse Trust 2003-1 Secured Notes Series 2003-1 Purchase Agreement.

10.7 Commitment letter dated September 22, 2003 addressed to American Business Financial Services Inc. from Chrysalis Warehouse Funding, LLC.

10.8 Fee letter dated September 22, 2003 addressed to American Business Financial Services, Inc. and Chrysalis Warehouse Funding, LLC from Clearwing Capital, LLC.

10.9 9/03 Amendment to Senior Secured Credit Agreement dated as of September 22, 2003 among American Business Credit, Inc. and certain affiliates and JPMorgan Chase Bank and other lender parties thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2003

                            AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                            By:      /s/ Anthony J. Santilli
                                     ------------------------------------
                            Name:    Anthony J. Santilli
                            Title:   Chairman, Chief Executive Officer,
                                     President, Chief Operating Officer
                                     and Director

                                 EXHIBIT INDEX
                                 -------------

10.1 Letter, dated August 21, 2003 from JPMorgan Chase Bank to American Business Credit, Inc., HomeAmerican Credit, Inc., American Business Mortgage Services, Tiger Relocation Company, ABFS Residual 2002, Inc. and American Business Financial Services, Inc. regarding waiver of financial covenant in 3/02 Senior Secured Credit Agreement dated as of March 15, 2002.

10.2 Waiver and Amendment Number Two to the Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC and ABFS Repo 2001, Inc. dated August 20, 2003 and Letter dated as of August 20, 2003 from Credit Suisse Boston Mortgage Capital LLC to ABFS Repo 2001, Inc.

10.3 Sale and Servicing Agreement, dated September 22, 2003, among ABFS Balapointe, Inc., HomeAmerican Credit, Inc., ABFS Mortgage Loan Warehouse Trust 2003-1, American Business Credit, Inc., American Business Financial Services, Inc. and JPMorgan Chase Bank.

10.4 Indenture, dated September 22, 2003, between ABFS Mortgage Loan Warehouse Trust 2003-1 and JPMorgan Chase Bank, as Indenture Trustee, with Appendix I, Defined Terms.

10.5 Trust Agreement, dated as of September 22, 2003, by and between ABFS Balapointe, Inc. as Depositor and Wilmington Trust Company, as Owner Trustee.

10.6 ABFS Mortgage Loan Warehouse Trust 2003-1 Secured Notes Series 2003-1 Purchase Agreement.

10.7 Commitment letter dated September 22, 2003 addressed to American Business Financial Services Inc. from Chrysalis Warehouse Funding, LLC.

10.8 Fee letter dated September 22, 2003 addressed to American Business Financial Services, Inc. and Chrysalis Warehouse Funding, LLC from Clearwing Capital, LLC.

10.9 9/03 Amendment to Senior Secured Credit Agreement dated as of September 22, 2003 among American Business Credit, Inc. and certain affiliates and JPMorgan Chase Bank and other lender parties thereto.